UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☑	Soliciting Material Pursuant to §240.14a-12
Nicor Inc.
(Name of Registrant as Specified In Its Charter)
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EXPLANATORY NOTE
The following communication was provided by Nicor Inc. to certain of its employees on or about April 11, 2011.

CONFIDENTIAL
Q&A SUMMARY
BENEFITS
▪	I will not reach the three-year vesting period for my 401(k) prior to the merger’s closing. Will there be an exception to the vesting requirement when the closing occurs?

When the merger closes, employees will be given vesting credit for service accrued at Nicor.

▪	Will employees who are vested in the Nicor Pension Plan remain vested under AGL Resources?

Yes, all employees currently vested within the Nicor Pension and Retirement Plan will remain vested.

▪	Will Nicor or AGL Resources hold meetings to explain changes in compensation and benefits?

If any benefit or compensation programs are changed, Nicor and AGL Resources will work collaboratively to provide the necessary information to affected employees in a timely manner using a variety of communication tools.
AGL RESOURCES
▪	Like many multi-state regulated utilities, does AGL Resources have a “shared services” company that provides corporate services such as accounting, legal and finance to its operating companies? If so, where is the shared services company located?

Yes, AGL Services Company is the service company AGL Resources established to provide certain centralized shared services to the company’s operating segments. AGL Services employees work at locations throughout the company’s footprint. At each local distribution company, for example, AGL Services employees work within the service territory in functions including accounting, engineering, human resources, information technology, marketing, sales and more. Those employees report to their leadership team located at AGL Resources’ corporate headquarters in Atlanta where shared services are centralized.

▪	Does AGL Resources have a clerical union? If so, what union?

No, AGL Resources’ clerical employees are not part of a collective bargaining unit. There are two unions at AGL Resources. Field and meter reading employees at Elizabethtown Gas are part of the Utility Workers of America (Local 424), and field and meter reading employees at Virginia Natural Gas are part of the International Brotherhood of Electrical Workers (Local 50). These agreements represent approximately 12 percent of AGL Resources’ total employees.

CONFIDENTIAL

▪	What kind of customer service system does AGL Resources have?

All local distribution companies of AGL Resources operate on a consolidated customer service platform. The system consists of customer and marketer systems for both regulated and deregulated markets. The customer information system is a combination of Customer One, originally from Arthur Andersen, and the Customer Marketer Application (CMA), a custom .NET solution that modernized many functions including the user interface and business rules.

▪	How does Nicor’s employee breakdown by years of service compare with AGL Resources’?

The table below shows the percentage of AGL Resources and Nicor employees in each years-of-service category:

Years of Service	AGL Resources	Nicor
0-5	33.5%	34.8%
6-10	12.4%	19.2%
11-15	7.3%	11.7%
16-20	9.0%	8.5%
21-25	13.4%	13.2%
26-30	12.3%	8.4%
31-35	7.0%	3.1%
36-40	3.6%	0.9%
40+	1.5%	0.2%
Total	100%	100%
Totals represent all companies of Nicor and AGL Resources.*

*	Does not include employees of companies not wholly owned by AGL Resources.
JOBS
▪	What will happen to the call centers once our union contract expires? Will the Sycamore call center be moved to Naperville or out of state? Will the Sycamore and Bloomington call centers be integrated into one big call center in Naperville?

As stated in the merger announcement, AGL Resources has committed to honoring our collective bargaining agreement with Local 19. Once the merger is final, we will work with AGL Resources to determine implications, if any, on locations and work processes. Any changes will be communicated to union officials and employees as information becomes available.

▪	How will the merger impact those who have contract jobs with Nicor Gas?

At this point, it is too early in the process to determine any potential impact on vendor contracts.

CONFIDENTIAL

▪	Will Nicor employees be eligible for job opportunities at AGL Resources after the merger?

AGL Resources posts companywide positions for both internal and external job applicants on its web site. As part of normal business practice, AGL Resources supports the application and transfer of qualified candidates for internally posted vacancies and also lists companywide employment opportunities for external job applicants. Like Nicor, AGL Resources supports equal opportunity employment practices throughout all of its affiliates.

▪	Previous communications have shared AGL Resources’ commitment to maintain the headcount of Nicor Gas for at least three years and have also referenced “full-time equivalent employees.” What does this mean?

“Full-time equivalent” is a standard term used by companies to designate an employee working full time for one year. AGL Resources has committed to maintain the number of FTEs currently serving Nicor Gas’ 2.2 million customers for three years following the close of the merger. This commitment ensures that Nicor Gas will continue to have the personnel who are familiar with the company’s responsibilities for operating its distribution, transmission and storage systems, as well as its customer care operations.

The baseline commitment to FTEs refers to the 2,070 full-time equivalent positions which have primary contact with customers, are directly involved in field operations of Nicor Gas or provide support services necessary to support the operations of Nicor Gas. For all remaining support services, recommended staffing levels will be included in the plan for the combined company developed by the Integration Teams. Because AGL Resources is not currently staffed to provide support services at a level sufficient to support doubling of its customer base, the company expects a large percentage of Nicor employees currently providing support services will continue to provide such services after the merger closes.

While the focus of this integration is not headcount reduction, inevitably some people and positions will be affected in order to successfully combine our two companies. The Transition Committee and Integration Teams will work diligently to minimize the impact on employees. Our ongoing pledge is to keep employees as informed as possible as we move through the transition period toward consummation of the merger.

▪	Does AGL Resources’ commitment to maintain the headcount of Nicor Gas for at least three years mean that no one will be laid off during this time?

AGL Resources has agreed to maintain the number of full-time equivalent employees involved in the operation of the distribution business of Nicor Gas at a level comparable to current staffing for a period of three years following merger completion. This commitment ensures that Nicor Gas will continue to have personnel who are familiar with the day-to-day obligations for operating its distribution, transmission and storage assets, as well as retain the expertise in procuring and managing its gas supply requirements.

CONFIDENTIAL

The focus of this integration is not headcount reduction. Inevitably, however, people and positions will be affected in order to successfully combine the two companies. The Transition Committee and Integration Teams will make certain that the impact to employees is minimized. Both Nicor and AGL Resources have pledged to keep employees as informed as possible as we move through the transition period toward consummation of the merger.
GAS DISTRIBUTION HEADQUARTERS
▪	The news release announcing the merger stated that following the merger AGL Resources will maintain its corporate headquarters in Atlanta and locate its newly expanded gas distribution headquarters in Naperville. Please elaborate on what is meant by that.

Since Nicor Gas will be the largest single utility in the AGL Resources family of utilities, AGL Resources agreed to establish its Distribution Operations headquarters in Illinois following the close of the transaction. The Distribution Operations headquarters has been in Atlanta at the site of the company’s largest utility, Atlanta Gas Light. Now, with that dynamic shifting to Illinois and with the work ahead to integrate the two companies, AGL Resources believes it makes sense to locate the Distribution Operations headquarters in Illinois. Hank Linginfelter, who is AGL Resources’ executive vice president utility operations as well as chairman and CEO of the company’s six utilities, will conduct the business of running those operations from Illinois.

AGL Resources has maintained, and will continue to support, the role of utility presidents to manage the day-to-day operations of each utility regionally. The company will still be a Georgia corporation with a strong presence in the state, including its corporate headquarters in Atlanta.

▪	What corporate support functions will be located in Atlanta, and which will be Illinois-based?

We expect certain corporate functions to remain in Naperville. However, determining which functions will be Atlanta-based and which will be based in Naperville will largely be the work of the functional integration teams. An equal number of Nicor and AGL Resources employees will serve on the integration teams. These teams will analyze current metrics, financials and operating models; design and recommend operating models to fulfill integration strategy expectations; develop a business case to support all recommendations; and develop post-merger implementation plans. This process is critical in order to ensure the best and most effective systems and processes are in place after the merger.

CONFIDENTIAL

▪	Will the changes to Illinois corporate tax rates signed by Gov. Quinn have significance to the relocation of AGL Resources to Naperville?

The corporate income tax increase signed by Gov. Pat Quinn on January 13 is not expected to impact AGL Resources’ plan to move its gas distribution headquarters to Naperville. In fact, on January 18, AGL Resources and Nicor filed a joint application with the Illinois Commerce Commission (ICC) requesting approval of the merger, reiterating AGL Resources’ intention to relocate its gas distribution operations to Naperville following the close of the transaction. In testimony filed with the ICC, Hank Linginfelter, AGL Resources’ executive vice president, utility operations and chairman and CEO of the company’s six utilities, said he will conduct the business of running those operations from Illinois.
NICOR STOCK
▪	Once the merger has received shareholder approval, will employee shareholders have the option of receiving all cash for their Nicor stock owned when the transaction closes (and not having any portion of shares converted to AGL Resources stock)?

Employee shareholders will not have the option of receiving all cash for their Nicor stock. .The merger agreement approved by the boards of both companies in December is for a combination cash and stock transaction. According to the terms of the agreement, for each share of Nicor common stock, Nicor shareholders will receive $21.20 in cash and 0.8382 shares of AGL Resources common stock.

▪	What percentage of Nicor’s stock is held by Nicor employees and retirees?

Including stock held in a 401(k) plan, Nicor directors, officers, other employees and retirees hold approximately 3 percent of Nicor common stock. This does not include any shares held in brokerage accounts. In total, individual investors own about 14 percent of Nicor’s outstanding shares as owners of record and about 26 percent through brokerage accounts. Institutional investors and smaller institutions own about 60 percent of the company’s outstanding shares.
USE OF THE NICOR AND AGL RESOURCES LOGOS
▪	Is it okay to use the Nicor and AGL Resources logos together on printed items such as shirts, letterhead or brochures?

Nicor and AGL Resources have entered into a proposed merger agreement, which must go through a number of approvals (regulatory and shareholder) before it is finalized. Until the merger is complete, both companies must continue to operate separately and it is inappropriate to use the AGL Resources logo on any printed materials.

CONFIDENTIAL

Forward Looking Statements
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward- looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year December 31, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, AGL Resources has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-172084) which is publicly available, that includes a preliminary joint proxy statement of AGL Resources and Nicor that also constitutes a preliminary prospectus of AGL Resources. AGL Resources and Nicor will mail the definitive joint proxy statement/prospectus to their respective stockholders when it becomes available. WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL

CONFIDENTIAL
CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, NICOR AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, can be obtained free of charge at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014. The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in the preliminary joint proxy statement/prospectus contained in the above referenced Registration Statement and its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in the preliminary joint proxy statement/prospectus contained in the above referenced Registration Statement and its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive joint proxy statement prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.